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Exhibit 23



Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8(No. 33-55079) of Dow Jones & Company, Inc. of our report dated May 30, 2003 relating to the financial statements of Dow Jones 401k Savings Plan, which appears in this Form 11-K.




/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
June 25, 2003